British Columbia Securities Commission

Revocation Order

Uranium Energy Corp.

Section 171 of the *Securities Act*, R.S.B.C. 1996, c. 418

¶ 1 On June 7, 2007, the Executive Director made an order (the Cease Trade Order) under section 164(1) of the *Securities Act*, R.S.B.C. 1996, c. 418 (the Act) that all trading in the securities of Uranium Energy Corp. (Uranium) cease until it files the required records and the Executive Director revokes the Cease Trade Order.

¶ 2 Uranium has filed technical reports on its Goliad and Cebolleta mineral properties, and has issued and filed a news release retracting and restating scientific and technical disclosure that it made about those properties. Uranium has also filed a material change report relating to the changes announced in its news release.

¶ 3 The Executive Director considers that it would not be prejudicial to the public interest to revoke the Cease Trade Order.

¶ 4 The Executive Director orders under section 171 of the Act that the Cease Trade Order as it applies to Uranium is revoked and that trading in the securities of Uranium may resume.

¶ 5 October 22, 2007

Martin Eady, CA
Director
Corporate Finance

Tel: 604 899-6500 Fax: 604 899-6506 Toll Free: 1 800-373-6393 www.bcsc.bc.ca
P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, BC Canada V7Y 1L2